UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously reported, on May 9, 2018, Clean Energy Fuels Corp. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Total Marketing Services, S.A., a wholly owned subsidiary of Total S.A. (“Total”), pursuant to which the Company agreed to sell and issue, and Total agreed to purchase, up to 50,856,296 shares of the Company’s common stock at a purchase price of $1.64 per share, all in a private placement (the “Total Private Placement”). Pursuant to the Purchase Agreement, the completion of the Total Private Placement was conditioned on the satisfaction or waiver (if and to the extent permitted by applicable laws, rules and regulations) of certain specified conditions, including, among others, that the Company obtain the approval of its stockholders at its 2018 annual stockholders’ meeting (the “Annual Meeting”) of both the issuance of all of the shares to be sold under the Purchase Agreement (as and to the extent required by applicable rules of the Nasdaq Stock Market (“Nasdaq”)) and the amendment of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of shares of the Company’s common stock it is authorized to issue thereunder. Also pursuant to the Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with Total at the closing of the Total Private Placement, pursuant to which the Company agreed, among other things, to file one or more registration statements with the Securities and Exchange Commission (“SEC”) to cover the resale of the shares issued and sold in the Total Private Placement.

As further set forth under Item 5.07 of this Current Report on Form 8-K below, the Company’s stockholders approved both of the items described above at the Annual Meeting, which was held on June 8, 2018, and the other conditions set forth in the Purchase Agreement also have been satisfied or waived. As a result, on June 13, 2018, the Company and Total closed the Total Private Placement, in which: (1) the Company issued to Total all of the 50,856,296 shares of its common stock issuable under the Purchase Agreement, resulting in Total holding 25.0% of the outstanding shares of the Company’s common stock and the largest ownership position of the Company; (2) Total paid to the Company an aggregate of $83.4 million in gross proceeds, which the Company expects to use for working capital and general corporate purposes, which may include, among other purposes, executing its business plans, pursuing opportunities for further growth, and retiring a portion of its outstanding indebtedness; and (3) the Company and Total entered into the Registration Rights Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K regarding entry into the Registration Rights Agreement, as well as the description of the terms of the Registration Rights Agreement set forth in the sixth full paragraph under Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018, are incorporated in this Item 1.01 by reference. Such descriptions are only summaries of the terms of the Registration Rights Agreement and are qualified in their entirety by reference to the full text of such agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K regarding the issuance and sale of shares of the Company’s common stock in the Total Private Placement, as well as the seventh full paragraph under Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018, are incorporated in this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, pursuant to the approval of the Company’s Board of Directors and the approval of the Company’s stockholders at the Annual Meeting (as further set forth in Item 5.07 below), the Company filed a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock it is authorized to issue by approximately 35.7%, from 224,000,000 shares to 304,000,000 shares. A copy of such Certificate of Amendment is filed as Exhibit 3.1.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference. This description is only a summary of the terms of such Certificate of Amendment and is qualified in its entirety by reference to the full text of such document.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2018, the Company held the Annual Meeting. Of the 152,514,550 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 135,363,435 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 88.75%. The Company’s stockholders considered and voted on seven proposals at the Annual Meeting, and cast their votes on each such proposal as set forth below.

Proposal 1: The holders of the Company’s common stock elected nine director nominees, each to serve as a director of the Company for a one-year term until the Company’s next annual meeting of stockholders and until a successor is duly elected and qualified or until his earlier resignation or removal. The results of the voting on Proposal 1 were as follows:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Andrew J. Littlefair	68,894,567	4,236,809	62,232,059
Warren I. Mitchell	69,442,521	3,688,855	62,232,059
John S. Herrington	66,212,502	6,918,874	62,232,059
James C. Miller III	69,687,632	3,443,744	62,232,059
James E. O’Connor	69,298,381	3,832,995	62,232,059
T. Boone Pickens	69,448,896	3,682,480	62,232,059
Stephen A. Scully	69,601,016	3,530,360	62,232,059
Kenneth M. Socha	69,112,131	4,019,245	62,232,059
Vincent C. Taormina	69,216,137	3,915,239	62,232,059

Proposal 2: The holders of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the voting on Proposal 2 were as follows:

Votes For:	129,369,356
Votes Against:	4,302,494
Votes Abstained:	1,691,585
Broker Non-Votes:	—

Proposal 3: The holders of the Company’s common stock approved, on an advisory, non-binding basis, the Company’s executive compensation. The results of the voting on Proposal 3 were as follows:

Votes For:	49,569,527
Votes Against:	22,460,249
Votes Abstained:	1,101,600
Broker Non-Votes:	62,232,059

Proposal 4: The holders of the Company’s common stock approved, for the purpose of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of the Company’s common stock to Total in the Total Private Placement. The results of the voting on Proposal 4 were as follows:

Votes For:	66,516,820
Votes Against:	1,733,510
Votes Abstained:	4,881,046
Broker Non-Votes:	62,232,059

Proposal 5: The holders of the Company’s common stock approved an amendment to the Restated Certificate to increase the number of shares of the Company’s common stock it is authorized to issue by approximately 35.7%. The results of the voting on Proposal 5 were as follows:

Votes For:	116,650,273
Votes Against:	15,780,489
Votes Abstained:	2,932,673
Broker Non-Votes:	—

Proposal 6: The holders of the Company’s common stock approved an amendment to the Restated Certificate to implement, on or before May 31, 2019, a reverse split of the Company’s authorized, issued and outstanding common stock, at a ratio of between 1-for-5 and 1-for-10 and if and when and at such ratio as may be determined by the Company’s Board of Directors or an authorized committee thereof. The results of the voting on Proposal 6 were as follows:

Votes For:	112,208,416
Votes Against:	20,500,151
Votes Abstained:	2,654,868
Broker Non-Votes:	—

Proposal 7: The holders of the Company’s common stock approved the adjournment of the Annual Meeting, if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing items of business. The results of the voting on Proposal 7 were as follows:

Votes For:	102,408,913
Votes Against:	29,837,717
Votes Abstained:	3,116,805
Broker Non-Votes:	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1.1	Certificate of Amendment to Restated Certificate of Incorporation of Clean Energy Fuels Corp., dated June 8, 2018.

10.127	Form of Registration Rights Agreement, dated June 13, 2018, by and between Clean Energy Fuels Corp. and Total Marketing Services S.A. (incorporated by reference to Exhibit 10.127 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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